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                                                                  EXHIBIT 10.05

                                    EXHIBIT C

   to the CONTRIBUTION' AGREEMENT dated as of October 29 1997. among CBS INC.,
              DATA BROADCASTING CORPORATION and MARKETWATCH.COM.LLC



                               SERVICES AGREEMENT

                  AGREEMENT made as of the 29th Day of October, 1997, by and between MARKETWATCH.COM.LLC, c/o Data Broadcasting Corporation, 1900 South Norfolk Street. San Mateo, CA 94403 (herein called "MarketWatch") and DATA BROADCASTING CORPORATION, 1900 South Norfolk Street, San Mateo, CA 94403 (herein called "DBC").

1.       DESCRIPTION

         1.1 During the term of this Agreement, subject to the terms and conditions stated herein

                  (a) at the request of MarketWatch, DBC Will perform the following services for MarketWatch:

                           (i) subject to MarketWatch's prior approval in each
                  instance, DBC shall engage or employ personnel assigned to service MarketWatch (hereinafter referred to as "MarketWatch Employees") on a full-time or part-time basis as needed, including the calculation and administration of employee (or engaged personnel) compensation, benefits and/or related payments or deductions/withholdings. MarketWatch shall have the right to require DBC to terminate any employee (or engaged personnel, as applicable). In connection with the foregoing services, MarketWatch shall hold DBC harmless from liability with respect to any personnel action involving a MarketWatch Employee (acting solely within the scope of his or her employment for MarketWatch), provided such personnel action is directed by MarketWatch. (For avoidance of doubt, the preceding sentence shall not relieve DBC of liability in its capacity as a principal of MarketWatch.)

                           (ii) handle customer billing and collection for
                  MarketWatch subscription products and services and other services including without limitation, real-time data service.

                           (iii) provide computer software programming
                  assistance, including, without limitation, assistance with the operation of the on-line services (including advertising services) offered by MarketWatch and the creation of MarketWatch web site pages and navigation systems.



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                  (b) (i) At the request of MarketWatch in each instance, DBC will license to MarketWatch, free of charge, the delayed commodities and stock data feeds delivered from the financial exchanges with whom DBC has existing contracts (including, without limitation, the New York Stock Exchange; The American Stock Exchange; The Nasdaq Stock Market. Inc.; New York Mercantile Exchange; Chicago Board Options Exchange; Chicago Board of Trade; MidAmerica Commodity Exchange; Commodities Exchange Center; Chicago Mercantile Exchange; and Coffee, Sugar & Cocoa Exchange), which feeds are currently made available by DBC to users/subscribers of the Internet web site currently knows as dbc.com.

                           (ii) DBC will provide MarketWatch with communications
                  lines (including at least two (2) T-3 connections to the Internet, hardware and software to effect the required capability to receive/transmit etc. the data feeds described in section 1.1(b)(i) above. DBC will use its best efforts to ensure third party provided lines will be in good working order at all times.

                           (iii) In connection with the data feed described in
                  section 1.1(b)(i) above, DBC will provide MarketWatch with network operations and web site management support (including, without limitation, hosting connectivity, serving content, serving and reporting ads and reporting content) twenty-four hours a day seven days a week.

                  (c) At MarketWatch's request, DBC Will provide (from its rented or owned office space) office space and related facilities, to the extent available, for MarketWatch Employees; provided, however, DBC will furnish MarketWatch with sufficient space in its San Mateo offices to conduct MarketWatch's current operations until the current lease for DBC's San Mateo offices expires. Such right to use such facilities shall in no way be construed as a sublease or license by DBC of any real property but shall only be construed as a reimbursement arrangement. The provision of space at DBC's current offices in San Mateo shall be free of charge.

         1.2 During the term of this Agreement, subject to the terms and conditions stated herein:

                  (a)      DBC will pay MarketWatch:

                           (i) Five Dollars ($5) per month per subscriber for
                  each DBC PC-based subscriber who receives real-time quotes and news, and Two Dollars Fifty Cents ($2.50) per month for each Quotrek subscriber who receives real-time quotes and news. The payment will be a minimum of $100,000 per month.

                           (ii) With respect to subscribers of the real-time
                  market feeds described below:



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                                    (A) twenty-five percent (25%) of the Net
                           Revenues earned from the real-time market feed to be known as "MarketWatch Live"; and

                                    (B) seventy-five percent (75%) of the Net
                           Revenues earned from the real-time market feed to be known as "MarketWatch RT".

                  As used in section 1 2(a)(ii), the term "Net Revenues" shall mean gross subscription fees collected less exchange fees actually paid by DBC, credit card fees actually paid by DBC and any applicable sales taxes billed by DBC and paid by the subscriber concerned.

2.       TERM

         2.1 The term of this Agreement shall begin as of the date hereof and shall continue in full force and effect for a period of five (5) consecutive years, through and including October [ ], 2002, unless it is terminated earlier in accordance with the terms and conditions contained herein.

3.       COMPENSATION; OFFSET

         3.1 In consideration for all grants herein made or agreed to be made and all rights, licenses, privileges and property herein conveyed or agreed to be conveyed, and all warranties, representations and covenants herein made by DBC, MarketWatch agrees to pay DBC as follows:

                  (a) DBC's actual costs, subject, however, to the approval of MarketWatch of the costs to be incurred, other than the costs incurred by DBC in the ordinary course of business. in connection with:

                           (i) the services rendered pursuant to subparagraph
                  1.1 (a) and section 1.1(b)(iii); and

                           (ii) the provision of communications lines described
                  in section 1.1(b)(ii) above.

                           (iii) the provision of office space and related
                  facilities to MarketWatch personnel, it being understood that such actual cost shall be DBC's cost per rented square foot of space utilized by the MarketWatch personnel concerned, subject to the next sentence. The provision of office space and related facilities to MarketWatch personnel at DBC's current San Mateo location, however, shall be free of charge.

         3.2 In the event that DBC breaches subparagraph 1.01(b) of the Contribution Agreement among CBS Inc., DBC and MarketWatch dated as of October 29, 1997 (the "Contribution Agreement"), then, in addition to whatever other rights and remedies MarketWatch may have under the Contribution Agreement, MarketWatch may offset any



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monies due and owing from DBC under the (subparagraph 1.01 (b) of the)
Contribution Agreement against monies payable (from MarketWatch) to DBC hereunder.

         3.3 In the event that the services provided by DBC pursuant to this Agreement cause DBC to recognize income for federal income tax purposes in an amount which exceeds the amount prescribed for such services in subparagraph 3.1(a) above (the "Excess"), then the entire amount of any deductions available to MarketWatch solely attributable to such Excess shall be allocated by MarketWatch to DBC.

4.       WARRANTIES; REPRESENTATIONS; INDEMNITIES

         4.1      (a)      DBC represents and warrants that:

                           (i) it has full power and authority to enter into and
                  fully perform this Agreement.

                           (ii) it has sufficient right and authority to grant
                  to MarketWatch all licenses and rights granted or agreed to be granted by it hereunder.

                           (iii) all materials and services furnished to
                  MarketWatch or the use thereof will not violate any applicable lay, or violate or infringe upon the rights of any third party.

                           (iv) at all times. DBC will comply with all
                  applicable federal, state and local laws.

                  (b) MarketWatch represents and warrants that it is free to enter into and fully perform this Agreement.

         4.2 (a) DBC will assume all obligations for and indemnify and hold MarketWatch harmless from (i) malfunctions or other usage problems resulting from or in connection with the "Year 2000 Problem" (i.e., the year 2000 (and later years) as distinct from the years 1900 through 1999, (and earlier years)), and (ii) "bugs", "viruses" or defects in the feeds or other software goods provided herein, which affect the function or capabilities of such feeds or software.

                  (b) Each party shall at all times indemnify, hold harmless and defend the other party in accordance with the indemnification provisions (applicable to such party) set forth in Article VI of the Contribution Agreement.

5.       ACCOUNTINGS

         5.1 DBC will compute Net Revenues or any other transactions on which monies are payable to MarketWatch as of each March 31, June 30, September 30 and December 31, for the prior three (3) months. Within sixty (60) days after the close of the calendar quarterly period concerned, DBC will send MarketWatch a statement covering the number of subscribers who pay for the feeds described in paragraph 1.2 during such quarterly period and will pay



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MarketWatch for any Net Revenues or other monies due (including, without limitation, sums due in connection with the subscriptions concerned).

         5.2 DBC will maintain books and records which report the sales and maintenance of subscriptions hereunder. Any Member of MarketWatch may make an examination of a particular statement within three (3) years after the date when DBC sends the statement concerned. Any Member of MarketWatch may review and copy the books and records of DBC with respect to such statement, upon reasonable notice during normal working hours.

6.       REMEDIES

         6.1 MarketWatch shall have the right to terminate this Agreement if:

                  (a) DBC breaches any material term or condition of this Agreement and has failed to cure such breach within ten (10) days after MarketWatch's notice of default. The foregoing cure period will not apply to DBC's obligations regarding the provision of delayed data feeds or to breaches incapable of being cured;

                  (b) DBC: (i) becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors; (ii) is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; (iii) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or
(iv) is liquidated or dissolved; or

                  (c) MarketWatch is dissolved.

MarketWatch may exercise its rights pursuant to this paragraph 6.1 by sending DBC the appropriate notice. No exercise of MarketWatch's rights under this
Section 6.1 will limit MarketWatch's remedies by reason of DBC's default, MarketWatch s rights to exercise any other right under this paragraph 6.1, or any of MarketWatch's other rights.

7.       GENERAL

         7.1 Neither party may assign this Agreement, or their respective rights and obligations hereunder, in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect ab initio. Notwithstanding the foregoing, MarketWatch may have the right to assign this Agreement or any of its rights and obligations hereunder to any entity controlling, controlled by or under common control with, MarketWatch, or to any entity that acquires MarketWatch by purchase of stock or by merger or otherwise, or by obtaining substantially all of MarketWatch's assets (a '`MarketWatch Assignee"), provided that any such MarketWatch Assignee, or any division thereof, thereafter succeeds to all of the rights and is subject to all of the obligations of MarketWatch under this Agreement.



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         7.2 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York; applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         7.3 Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each of DBC and MarketWatch agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of DBC and MarketWatch further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York, with respect to any matters to which it has submitted to jurisdiction in this Section 7.3. Each of DBC and MarketWatch irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         7.4 Each party shall comply in all material respects with all laws and regulations applicable to its activities under this Agreement.

         7.5 If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

         7.6 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  (i)      if to MarketWatch,

                           c/o Data Broadcasting Corporation
                           1900 South Norfolk Street
                           San Mateo, CA 94403

                           Attention of Larry Kramer



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                  (ii)     if to DBC,

                           Data Broadcasting Corporation
                           1900 South Norfolk Street
                           San Mateo, CA 94403

                           Attention of Mark Imperiale, President

               with copies to:

                           Camhy Karlinsky & Stein LLP
                           1740 Broadway
                           Sixteenth Floor
                           New York, NY 10019

                           Attention of Alan I. Annex, Esq.

         7.7 The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

         7.8 No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

         7.9 This Agreement, along with the Exhibits thereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other part, in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

         7.10 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

         7.11 This Agreement shall not become effective until executed by all proposed Parties hereto.

         7.12 This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, any two parties hereto may waive compliance by the third partly with any term or provision of this Agreement that such third party was or is obligated to comply with or perform.

         7.13 Except as provided in Article VI of the Contribution Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implies shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.



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         7.14 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a paragraph such reference shall be to a paragraph of this Agreement unless otherwise indicated.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

DATA BROADCASTING CORPORATION                MARKETWATCH.COM, LLC

By: /s/ MARK F. IMPERIALE                    By: /s/ DEREK R.. REISFIELD
    -------------------------------              -------------------------------
Title:     President                         Title:       Chairman
       ----------------------------                 ----------------------------



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